UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2018

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On April 27, 2018, GTT Communications, Inc. (the “Company”) was advised that the pricing and lender allocations were completed with respect to a proposed new Credit Agreement (the “Credit Agreement”) to be entered into by and among (1) the Company, as U.S. Borrower, (2) GTT Communications B.V., a subsidiary of the Company formed under the laws of The Netherlands, as EMEA Borrower (“EMEA Borrower” and, together with Company, the “Borrowers”), (3) KeyBank National Association, as administrative agent and letter of credit issuer, and (4) the lenders party thereto.  Credit Suisse Securities (USA) LLC, KeyBank Capital Markets Inc., SunTrust Robinson Humphrey, Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Citizens Bank, National Association and ING Capital LLC are acting as joint lead arrangers and joint bookrunners.  Credit Suisse AG, Cayman Islands Brach, KeyBank National Association, SunTrust Bank, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. are acting as syndication agents, and Citizens Bank, National Association, and ING Capital LLC are acting as co-documentation agents.

The Company has not yet entered into the proposed Credit Agreement, and entering into the Credit Agreement is subject to certain conditions.  Certain of these conditions are discussed below.  The Company is filing this Form 8-K because certain information with respect to the proposed Credit Agreement has been reported by information services, and we want to ensure that this information is broadly disseminated.  The following discussion reflects the Company’s expectation regarding certain terms that will be included in the Credit Agreement.  The terms discussed below may not include all of the terms in the proposed Credit Agreement that investors or potential investors may consider to be important.  The Company intends to file the definitive Credit Agreement promptly after it becomes effective.

Once entered into, the Credit Agreement will provide for a (1) a  €750 million term loan B facility to the EMEA Borrower (the “EMEA Term Loan Facility”), (2) a  $1,770 million term loan B facility to the Company (the “US Term Loan Facility”) and (3) a $200.0 million revolving credit facility to the Company (the “Revolving Facility”).  In addition, the proposed Credit Agreement will enable the applicable Borrower to request incremental term loan commitments and/or incremental revolving loan commitments in an aggregate amount not to exceed the sum of $575 million and an unlimited amount that is subject to pro forma compliance with a net secured leverage ratio test.

The maturity of the term loans under the US Term Loan Facility (“US Term Loans”) and the EMEA Term Loan Facility (“EMEA Term Loans” and, together with the US Term Loans, the “Term Loans”) will be seven years and the maturity of the Revolving Facility will be five years, in each case from the effective date of the Credit Agreement.  The Term Loans will be subject to quarterly amortization in an annual amount equal to 1.00% of the original aggregate principal amount, with the balance due at maturity.  At its option, the applicable Borrower may prepay or refinance loans under the proposed Credit Agreement at any time, subject to certain notice requirements and breakage costs.  Under certain conditions, in the event that any Term Loans are prepaid or refinanced within six months after entering into the proposed Credit Agreement, such prepayment would be subject to a premium equal to 1.00% of the outstanding Term Loans being prepaid or refinanced.

At the Company’s election, US Term Loans may be made as either Base Rate Loans or Eurocurrency Loans.  EMEA Term Loans will bear interest at the European Money Markets Institute EURIBO Rate plus the applicable margin.  The applicable margin for US Term Loans borrowed on the closing date will be 1.75% for Base Rate Loans and 2.75% for Eurocurrency Loans, subject to a “LIBOR floor” of 0.00%.  The applicable margin for the EMEA Term Loans borrowed on the closing date will be 3.25%, subject to a “EURIBOR floor” of 0.00%.  The applicable margin for revolving loans under the proposed Revolving Facility will be 1.75% for Base Rate Loans, 2.75% for Eurocurrency Loans denominated in U.S. Dollars and certain other approved currencies other than Euros and 3.25% for revolving loans denominated in Euros.  The Term Loans will be funded by the lenders at 99.5% of the principal amount thereof.

The obligations of the Company under the proposed Credit Agreement will be guaranteed by certain of its domestic subsidiaries (collectively, the “US Facility Guarantors”)  and the obligations of the EMEA Borrower will be guaranteed by the Company and certain of its domestic and foreign subsidiaries (“EMEA Facility

Guarantors”).  The obligations of the Company under the proposed Credit Agreement will be secured by certain tangible and intangible assets of the Company and the US Facility Guarantors, including a pledge of 100% of the equity interests of certain domestic subsidiaries of the Company and 65% of the equity interests of certain foreign subsidiaries of the Company.  The obligations of the EMEA Borrower under the proposed Credit Agreement will be secured by certain tangible and intangible assets of the Company, the EMEA Borrower and the other EMEA Facility Guarantors, including a pledge of 100% of the equity interests of certain subsidiaries of the Company.

The proposed Credit Agreement will include a maintenance financial covenant solely for the benefit of the lenders under the Revolving Facility.  Pursuant to this covenant, a maximum consolidated net secured leverage ratio will apply only in the event that outstanding amounts under the Revolving Facility exceed 30% of total Revolving Facility commitments, excluding the amounts of certain letters of credit and certain revolving loans made on the closing date, if any.  In addition, the proposed Credit Agreement will contain customary affirmative and negative covenants, including those restricting the incurrence of debt, imposition of liens, the payment of dividends, the making of investments and entering into affiliate transactions.  The proposed Credit Agreement will also contain customary events of default, including among others nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants.  If a bankruptcy event of default occurs, the commitments under the Revolving Facility automatically terminate and the entire outstanding balance under the Credit Agreement will become immediately due and payable.  If any event of default occurs and is continuing under the Credit Agreement, the administrative agent or the requisite lenders may terminate the commitments under the Revolving Facility and/or declare the entire outstanding balance under the Credit Agreement to become immediately due and payable.

The proposed Credit Agreement will not be effective unless and until the Company’s previously announced acquisition of Interoute Communications Holdings S.A., a Luxembourg public limited liability company (“Interoute”), is completed.  While the closing of the acquisition of Interoute is expected to occur during the second quarter of 2018, it is still subject to certain conditions, and there can be no assurance as to when, or if, these conditions will be satisfied.

The Company intends to use the net proceeds from the proposed Credit Agreement to finance the Interoute acquisition, to repay certain existing indebtedness of the Company and Interoute, to pay various fees and expenses incurred in connection with the Interoute acquisition and related financing transactions, and for general corporate purposes.  The Company expects that the net proceeds from the proposed Credit Agreement, together with the previously announced equity commitments for a combined $425 million from The Spruce House Partnership LP, Acacia Partners, L.P. and certain of its affiliated funds, and Aleph Tiger Investors LP, will be sufficient to fully finance the Interoute acquisition.

The disclosure above contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those regarding entering into the proposed Credit Agreement, the terms of the proposed Credit Agreement and the Interoute acquisition, and the anticipated use of proceeds of the offering.  There can be no assurance that the Company will enter into the proposed Credit Agreement, that the terms of the definitive credit agreement will be the same as described herein, that the Interoute acquisition will be consummated, when the Interoute acquisition will be consummated or the use of proceeds from the financings described herein.  Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved.  The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements.  The Company undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise.  In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTT COMMUNICATIONS, INC.

By:	/s/ Michael Sicoli
Michael Sicoli
Chief Financial Officer

Date: April 27, 2018